EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Plutonian Acquisition Corp. II (the “Company”) on Form 10-Q for the quarter ended May 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wei Kwang Ng, Chief Executive Officer of the Company, certify, that, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2026	/s/ Wei Kwang Ng
Wei Kwang Ng
Chief Executive Officer (Principal Executive Officer)